Norman N. Kinel (NK 0474)
WHITMAN BREED ABBOTT & MORGAN
200 Park Avenue
New York, New York 10166
Telephone: (212) 351-3000
Counsel for Debtors and
Debtors- in-Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------
In re                               Chapter 11

      ANDOVER TOGS, INC.,           Case No. 96 B 41437 (TLB)

                        Debtor.
----------------------------------

In re                               Chapter 11

      SPRINGDALE FASHIONS, INC.,    Case No. 96 B 41438 (TLB)

                        Debtor.
----------------------------------

In re                               Chapter 11

      TORTONI MANUFACTURING CORP.,  Case No. 96 B 41439 (TLB)

                        Debtor.
----------------------------------

In re                               Chapter 11

      STONEHENGE FINANCIAL CORP.,   Case No. 96 B 41440 (TLB)

                        Debtor.
----------------------------------

                      DEBTORS' JOINT PLAN OF REORGANIZATION

Dated: New York, New York
       January 30, 1997

                                TABLE OF CONTENTS

                                                                                                  PAGE
ARTICLE I DEFINITION AND CONSTRUCTION OF TERMS ...................................................A-1
         A. Definitions ..........................................................................A-5
         B. Other Terms ..........................................................................A-5
         C. Rules of Construction, Interpretation, Computation of Time, and Choice of
            Law ..................................................................................A-5
            1. Certain Terms .....................................................................A-5
            2. Singular and Plural................................................................A-5
            3. Captions and Headings..............................................................A-5
            4. Certain References.................................................................A-5
            5. Plan Controls......................................................................A-5
            6. Amended Documents .................................................................A-5
            7. Exhibits...........................................................................A-5
            8. Computation of Time ...............................................................A-5

ARTICLE II CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS .........................................A-6
         A. General Rules for Classification .....................................................A-6
         B. Classification........................................................................A-6

ARTICLE III TREATMENT OF UNCLASSIFIED CLAIMS .....................................................A-6
         A. Administrative Expense Claims ........................................................A-6
            1. Distribution.......................................................................A-6
            2. Administrative Expense Claims Bar Date.............................................A-7
            3. Post-Effective Date Fees and Expenses .............................................A-7
            4. Repayment of DIP Financing Facility ...............................................A-7
         B. Priority Tax Claims...................................................................A-7
            1. Penalties and Interest ............................................................A-7
            2. Distribution.......................................................................A-7

ARTICLE IV TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS ...................................A-7
            1. Class 1 (Unsecured Priority Claims) ...............................................A-7
            2. Class 2 (Convenience Claims) ......................................................A-7
            3. Class 3 (First National Bank of Scottsboro Secured Claim) .........................A-8
            4. Class 4 (General Unsecured Claims) ................................................A-8
            5. Class 5 (Equity Interests) ........................................................A-9

ARTICLE V FUNDING AND IMPLEMENTATION OF THE PLAN .................................................A-9
         A. Sources of Cash.......................................................................A-9
         B. Corporate Actions on the Effective Date...............................................A-9

ARTICLE VI VOTING AND DISTRIBUTIONS UNDER THE PLAN ...............................................A-9
         A. Voting of Claims .....................................................................A-9
         B. Distributions Under the Plan .........................................................A-9
            1. Disbursements......................................................................A-9
            2. Distribution Date .................................................................A-9
            3. Transmittal of Distributions......................................................A-10
            4. Timing of Distributions ..........................................................A-10
            5. Minimum Distributions.............................................................A-10
            6. Unclaimed Distributions ..........................................................A-10
            7. Cash Payments.....................................................................A-10
         C. Administration of Reserve Accounts ..................................................A-10
            1. Administrative Expense Disputed Claims Reserve ...................................A-10
            2. General Unsecured Disputed Claims Reserve ........................................A-11
            3. Other Disputed Claims Reserves ...................................................A-11
         D. Resolution of Disputed Administrative Expense Claims and Disputed Claims ............A-11
         E. Cancellation and Surrender of Existing Securities and Agreements ....................A-11



            1. Cancellation......................................................................A-11
            2. Surrender by Holders .............................................................A-11
         F. Release of Liens by CIT .............................................................A-12

ARTICLE VII EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............................................A-12
         A. Assumption or Rejection of Executory Contracts and Unexpired Leases .................A-12
            1. Executory Contracts ..............................................................A-12
            2. Approval of Assumption or Rejection of Leases and Contracts ......................A-12
            3. Cure of Defaults .................................................................A-12
            4. Objections to Assumption or Rejection ............................................A-13
            5. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and
                Unexpired Leases Rejected Pursuant to the Plan ..................................A-13
          B. Compensation and Benefit Programs...................................................A-13
          C. Retiree Benefits....................................................................A-13

ARTICLE VIII CONFIRMATION OF PLAN AND EFFECT OF CONFIRMATION ....................................A-13
          A. Release of Certain Persons, etc.....................................................A-13
          B. Discharge of the Debtors ...........................................................A-14
          C. Intercompany Claims; Merger of Assets and Liabilities...............................A-14
          D. Termination of Creditors' Committee and Creation of Post-Effective Date
             Trade Committee ....................................................................A-14
             1. Dissolution of Creditors' Committee .............................................A-14
             2. Creation of Post-Effective Date Trade Committee .................................A-14
             3. Post-Effective Date Trade Committee Procedures ..................................A-15
             4. Post-Effective Date Trade Committee Compensation ................................A-15
             5. Retention of Professionals ......................................................A-15
             6. Liability........................................................................A-15
          E. Avoidance Actions ..................................................................A-15
             1. Preference Claims ...............................................................A-15
             2. Fraudulent Transfer Claims ......................................................A-I5

ARTICLE IX EFFECTIVENESS OF THE PLAN ............................................................A-16
          A. Occurrence of Effective Date .......................................................A-16
          B. Conditions Precedent ...............................................................A-16
          C. Conditions to Consummation .........................................................A-16

ARTICLE X RETENTION OF JURISDICTION .............................................................A-16

ARTICLE XI CONFIRMATION REQUEST .................................................................A-17

ARTICLE XII MISCELLANEOUS PROVISIONS ............................................................A-17
          A. Effectuating Documents and Further Transactions ....................................A-17
          B. Exemption from Transfer Taxes.......................................................A-17
          C. Intentionally Left Blank ...........................................................A-17
          D. Exculpation.........................................................................A-17
          E. Intentionally Left Blank ...........................................................A-17
          F. Amendment or Modification of the Plan; Severability ................................A-17
             1. Debtors Reserve Right to Modify .................................................A-17
             2. Severability ....................................................................A-18
          G. Revocation or Withdrawal of the Plan ...............................................A-18
          H. Binding Effect .....................................................................A-18
          I. Notices.............................................................................A-18
          J. Governing Law ......................................................................A-18
          K. Withholding and Reporting Requirements .............................................A-18
          L. Filing of Additional Documents .....................................................A-18
          M. Officers and Directors .............................................................A-19

     Andover Togs, Inc. (a Delaware corporation) ("Andover"), Springdale Fashions, Inc. (a Delaware corporation) ("Springdale"), Tortoni Manufacturing Corp. (a Delaware corporation) ("Tortoni") and Stonehenge Financial Corp. (a New York corporation) ("Stonehenge") (collectively, the "Debtors"), the debtors in the above-captioned cases pending under Chapter 11 of the Bankruptcy Code, propose the following joint plan of reorganization pursuant to Section 1121(a) of Title 11 of the United States Bankruptcy Code.

                                    ARTICLE I

                      DEFINITION AND CONSTRUCTION OF TERMS

A. DEFINITIONS.

     As used herein, the following terms have the meanings specified below, unless the context requires otherwise.

     Administrative Expense Claim means any Claim under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of the Debtors, any actual and necessary expenses of operating the business of the Debtors, all compensation or reimbursement of expenses allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtors under Section 1930 of Chapter 123 of Title 28 of the United States Code.

     Administrative Expense Disputed Claims Reserve means that reserve of Cash (plus any interest earned thereon) established by Reorganized Andover for Disputed Administrative Expense Claims.

     Allowed means, with respect to a Claim or Equity Interest, any Claim or Equity Interest, proof of which was timely and properly Filed or, if no proof of claim or proof of interest was Filed, which has been or hereafter is listed by the relevant Debtor on its Schedules as liquidated in amount and not disputed or contingent, and, in either case and in the case of an Administrative Expense Claim, Claim or Equity Interest as to which no objection to the allowance thereof has been interposed including, without limitation, any objections pursuant to Bankruptcy Code Section 502(d) on or before 180 days after the Effective Date or such other applicable period of limitation fixed by the Bankruptcy Code, Bankruptcy Rules, or the Bankruptcy Court, or hereunder, or as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective holder. Unless otherwise specified herein or by order of the Bankruptcy Court "Allowed Administrative Expense Claim," "Allowed Claim," or "Allowed Equity Interest" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim, Claim, or Equity Interest from and after the Filing Date. In the event that a Claim or Equity Interest is Disputed in part only, the undisputed portion will be treated as an Allowed Claim.

     Andover means Andover Togs, Inc.

     Bankruptcy Code means Title 11 of the United States Code, as amended from time to time.

     Bankruptcy Court or Court means the United States Bankruptcy Court for the Southern District of New York.

     Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Cases, including the Local Rules of the Bankruptcy Court.

     Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York City, New York are required or authorized to close.

     Cash means cash and cash equivalents, including, but not limited to, bank deposits, wire transfers, checks and similar items held by the Debtors on the Effective Date.

     Chapter 11 Cases means the cases under Chapter 11 of the Bankruptcy Code commenced by the Debtors, In re Andover Togs, Inc., In re Springdale Fashions, Inc., In re Tortoni Manufacturing Corp. and In re Stonehenge Financial Corp., currently pending in the Bankruptcy Court.

     CIT means The CIT Group/Commercial Services, Inc.

     Claim means (a) any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

     Class means one of the classes of Claims or Equity Interests established under and designated in Article II hereof.

     Class 4 Cash means $786,000 in Cash.

     Collateral Trustee means a person to be designated by the Debtors to administer the collateral for the Exit Financing Facility and the Notes.

     Common Stock means the shares of common stock $0.10 par value of Reorganized Andover.

     Confirmation means the entry of the Confirmation Order.

     Confirmation Date means the date on which the Confirmation Order becomes a Final Order.

     Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

     Convenience Claim means a Class 2 Claim that would otherwise be a General Unsecured Claim described in Article II, Section B hereof.

     Creditors' Committee means the Official Unsecured Creditors' Committee, if any, as reconstituted from time to time, and as appointed by the Office of the United States Trustee.

     Cure Amounts means all pre-petition and post-petition arrearages and other amounts, if any, required to cure defaults not previously paid.

     Debtors means, individually and collectively, Andover, Springdale, Tortoni and Stonehenge.

     Debtors in Possession means the Debtors, as debtors in possession in the Chapter 11 Cases.

     DIP Financing Facility means the Replacement DIP Financing and Security Agreement among the Debtors, CIT and Agent.

     Disclosure Statement means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

     Disputed means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest proof of which was timely and properly Filed and which has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent or as to which the Debtors or any other party in interest have interposed a timely objection (including, without limitation, any objections pursuant to Bankruptcy Code Section 502(d)) or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or an appeal is pending with respect to such Claim, which objection, request for estimation or appeal has not been withdrawn or determined by a Final Order, and any Claim as to which a proof of claim was required to be Filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly Filed.

     Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or if a Claim is disputed in part, the Disputed portion thereof, or, if the amount of a Disputed Claim is not specified in such proof of claim or is unliquidated, in whole or in part, in an amount estimated solely for purposes of Article VI, Section A hereof pursuant to an order of the Bankruptcy Court.

     Disputed Claims Reserve means the Administrative Expense Disputed Claims Reserve, the General Unsecured Disputed Claims Reserve or any other disputed claims reserve established by the Debtors, as the case may be.

     Distribution Date means each date on which Cash and Notes are distributed to holders of Allowed Claims in accordance with the Plan.

     Effective Date means the date determined pursuant to Article IX hereof.

     Equity Interest means any equity interest in the Debtors, and any option, warrant or other agreement requiring the issuance of any such equity interest.

     Excess  Cash  Flow  means,  with  respect  to any year,  the Net  Income of
Reorganized Andover and its consolidated subsidiaries (if any), plus depreciation expense, amortization expense (if any), plus income taxes not currently payable and any proceeds from the sale of capital assets, net of any gains or losses from such sales reported in Reorganized Andover's income statement in such year; less capital expenditures to be limited as follows:
(a) $500,000 per year plus (b) any cumulative unused portion from any prior years, not to exceed an additional $250,000 per year; less any payments made under the Plan in respect of Claims in Classes 2, 3 and 4 exclusive of interest payments and Excess Cash Flow payments in such year, less current income taxes paid but not included in Net Income, less an adjustment reserve of $200,000. In addition, only for the fiscal year ending November 30, 1997, Excess Cash Flow shall also include the cash book balance of Reorganized Andover and its consolidated subsidiaries (if any) as reported on Reorganized Andover's 10-K for that period; plus the net available borrowing as reported to CIT or any other working capital lender of the Debtors as of November 30, 1997, less $6.0 million.

     Exit Financing Facility means a working capital and letter of credit facility to be entered into by Reorganized Andover on the Effective Date or any refinancings or refundings thereof.

     File or Filed means file or filed with the Bankruptcy Court in the Chapter 11 Cases.

     Filing Date means March 19, 1996, the date on which the Debtors commenced the Chapter 11 Cases.

     Final Distribution Date means the Distribution Date following the date on which all Disputed Claims have been resolved.

     Final Order means an order of the Bankruptcy Court (a) as to which all applicable appeal periods have expired, without appeal therefrom, or, (b) if such order has been appealed, (i) all appeals shall have been finally resolved and no further appeals may be taken therefrom or (ii) such order has not been stayed pending appeal.

     First National means First National Bank of Scottsboro.

     GAAP means generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     General Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Unsecured Priority Claim or Convenience Claim and is not cured, paid, released or waived pursuant to the Plan, including deficiency claims of holders of undersecured Claims, if any.

     General Unsecured Disputed Claims Reserve means that reserve of Cash (plus any interest earned thereon) and Notes established by Reorganized Andover for Disputed General Unsecured Claims.

     Maturity Date means the date of maturity of the Notes, which will be five years from the Effective Date.

     Net Income means with respect to any person, the net income (loss) of such person determined in accordance with GAAP.

     New First National Note means the secured note dated the Effective Date to be issued by Reorganized Andover on the Effective Date to First National.

     Note Agreement means the agreement to be entered into by Andover and the Note Trustee, as trustee, effective on the Effective Date, under which the Notes will be issued to holders of Allowed Class 4 Claims, the form of which agreement will be filed with the Court no later than 15 days prior to the commencement of the hearing on Confirmation.

     Notes means the promissory notes or certificates of interest in a master note to be issued by Andover to the holders of Allowed General Unsecured Claims pursuant to the Plan on the financial terms set forth herein for each such holder, substantially in the form of Exhibit G to the Disclosure Statement.

     Note Trustee means a person to be designated by the Debtor prior to the Confirmation Date and approved by the Court pursuant to the Confirmation Order to act as indenture trustee under the Note Indenture.

     Old First National Note means the note dated as of September 2, 1992 issued by Andover to First National.

     Person means any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, government or any political subdivision, governmental unit (as defined in Section 101(27) of the Bankruptcy Code), official committee appointed by the Office of the United States Trustee, unofficial committee of Creditors or holders of Equity Interests, or other entity.

     Plan means this Chapter 11 plan of reorganization, including all exhibits and schedules annexed hereto, either in its present form or as it may be altered, amended or modified from time to time.

     Plan Documents means the documents that aid in effecting the Plan, as specifically identified herein, which will be substantially in the respective forms thereof Filed by the Debtors with the Bankruptcy Court no later than fifteen (15) days prior to commencement of the Plan Confirmation hearing.

     Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(7) of the Bankruptcy Code.

     Professional Person means a Person, including any examiner or disbursing agent, retained or to be compensated pursuant to order of the Bankruptcy Court or under Sections 326, 327, 328, 330, 503(b)(2) or (4), 1103, or 1107(b) of the
Bankruptcy Code.

     Pro Rata Share or Pro Rata means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such class.

     Reorganized Andover means Andover on or after the Effective Date.

     Secured Claim means a Claim held by any entity to the extent of the value, as set forth in the Plan or as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the Debtors' estates securing such Claim.

     Schedules means the schedules of assets and liabilities and the statements of financial affairs Filed by Debtors as required by Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments thereto through the Confirmation Date.

     Springdale means Springdale Fashions, Inc.

     Stonehenge means Stonehenge Financial Corp.

     Tortoni means Tortoni Manufacturing Corp.

     Unsecured Priority Claim means any Claim entitled to priority in right of payment under Section 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

B. OTHER TERMS.

     A term used herein that is not deemed herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

C. RULES OF CONSTRUCTION, INTERPRETATION, COMPUTATION OF TIME, AND CHOICE OF
   LAW.

     1. Certain Terms.

     The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

     2. Singular and Plural

     Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

     3. Captions and Headings.

     Captions and headings to Articles and Sections in the Plan are inserted for convenience of reference only and shall neither constitute a part of the Plan nor in any way affect the interpretation of any provision hereof.

     4. Certain References.

     Unless specified otherwise in a particular reference, all references in the Plan to Articles, Sections, Subsections, and Exhibits are references to Articles, Sections, Subsections and Exhibits of or to the Plan. Any reference in the Plan to a contract, document, instrument, Exhibit, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

     5. Plan Controls.

     The provisions of the Plan shall control over the contents of the Disclosure Statement. The provisions of the Confirmation Order shall control over the contents of the Plan.

     6. Amended Documents.

     Any reference in the Plan to an existing document, schedule or Exhibit means such document, schedule or Exhibit as it may have been amended, restated, modified, or supplemented as of the Effective Date.

     7. Exhibits.

     All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be included in the Plan, regardless of when Filed.

     8. Computation of Time.

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

A. GENERAL RULES FOR CLASSIFICATION.

     The following is a designation of the Classes of Claims and Equity Interests under this Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims described in Article III of the Plan have not been classified and are excluded from the following Classes. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in another Class or Classes to the extent that any remainder qualifies within the description of such other Class or Classes. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and has not been paid, released or otherwise satisfied in whole or in part, as the case may be, before the Effective Date.

B. CLASSIFICATION

     Class 1. Unsecured Priority Claims (other than Administrative Expense Claims and Priority Tax Claims)--Claims entitled to priority in right of payment under Section 507(a)(3), 507(a)(4), or 507(a)(6) of the Bankruptcy Code.

    Class 2.    Convenience  Claims--All  Unsecured  Claims  of  between  $1 and
                $2,000.

    Class 3. First National Bank of Scottsboro Secured Claims--The Claims of First National Bank of Scottsboro arising under the Old First National Note.

   Class  4.    General Unsecured Claims  (Non-Priority)--All  General Unsecured
                Claims against the Debtors that are not entitled to priority under Section 507(a) of the Bankruptcy Code and that are not classified in any other Class, including, without limitation, General Unsecured Claims of trade creditors, deficiency claims of undersecured creditors and General Unsecured Claims arising from the rejection of executory contracts and unexpired leases.

   Class  5.    Equity  Interests--All  Equity Interests in the Debtors, and any
                option, warrant or other agreement requiring the issuance of any such Equity Interest.

                                   ARTICLE III

                        TREATMENT OF UNCLASSIFIED CLAIMS

A. ADMINISTRATIVE EXPENSE CLAIMS.

     1. Distribution.

     Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment or as otherwise provided herein, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim (including, but not limited to, fees incurred by any Professional Persons prior to the Effective Date and allowed by the Bankruptcy Court and all fees due and payable by Debtors under Section 1930 of Title 28 of the United States Code) Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing obligations incurred in the ordinary course of business of the Debtors (including amounts owed to vendors or suppliers that have supplied goods or furnished services to the Debtors since the Filing Date) shall be paid in full and assumed and performed by the Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. To the extent that any lease of equipment or real property has been or is assumed as of the Effective Date, the Debtors shall pay all Cure Amounts, if any, unless otherwise agreed by the parties, ordered by the Bankruptcy Court or an objection to such payment has been made.

     2. Administrative Expense Claims Bar Date.

     At or before the hearing on Confirmation, the Bankruptcy Court will establish a bar date by which claims for Administrative Expense Claims, other than Claims of Professional Persons, arising before the Confirmation Date must be filed.

     3. Post-Effective Date Fees and Expenses.

     Fees and expenses of Professional Persons incurred for services rendered to the Debtors after the Effective Date shall be paid by the Debtors in the ordinary course of business without the necessity of an order by the Court, except as otherwise provided herein.

     4. Repayment of DIP Financing Facility.

     On the Effective Date, any amounts payable under the DIP Financing Facility will be paid to CIT.

B. PRIORITY TAX CLAIMS.

     1. Penalties and Interest.

     Except as set forth herein, the holder of any Allowed Priority Tax Claim shall not be entitled to receive any payment on account of post-Filing Date interest, or on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim.

     2. Distribution.

     Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Priority Tax Claim, on account of such Claim, at the option of the Debtors, either (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with simple interest at a fixed annual rate equal to six percent (6%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that the Debtors reserve the right to pay or to prepay any Allowed Priority Tax Claim, or any remaining balance thereof, in full at any time on or after the Effective Date, without premium or penalty.

                                    ARTICLE IV

              TREATMENT OF CLASSIFlED CLAIMS AND EQUITY INTERESTS

     1. Class 1 (Unsecured Priority Claims).

     Class 1 is unimpaired by the Plan. Each holder of a Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

     Each holder of an Allowed Claim in Class 1 shall receive Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as practicable.

     2. Class 2 (Convenience Claims).

     Class 2 is unimpaired by the Plan. Each holder of a Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        Each holder of an Allowed Class 2 Convenience Claim of between $1 and $2,000 shall receive Cash in an amount equal to such Allowed Convenience Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as practicable.

        3. Class 3 (First National Bank of Scottsboro Secured Claims).

        Class 3 is impaired by the Plan. The holder of the Claims in Class 3 is entitled to vote to accept or reject the Plan.

        The holder of the Allowed Claims in Class 3 will receive (i) the New First National Note in the principal amount of its Allowed Secured Claims, bearing interest at the rate of 8 1/4% per annum from the Effective Date, payable in 16 equal quarterly installments maturing on the date which is four years from the Effective Date and secured by a first lien on the equipment which secures the Old First National Note and (ii) Cash as soon as practicable after the Effective Date in the amount of all accrued and unpaid interest on the Old First National Note from the Filing Date through the Effective Date.

        4. Class 4 (General Unsecured Claims).

        General Unsecured Claims are impaired by the Plan and each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

        On the Effective Date or the quarterly Distribution Date next succeeding the date a Disputed Claim becomes an Allowed General Unsecured Claim, whichever is later, each holder of an Allowed General Unsecured Claim will receive in respect of such Claim (x) its Pro Rata Share (which determination shall include consideration of all Disputed General Unsecured Claims) of Class 4 Cash and (y) a Note in a principal amount equal to the balance of such holder's Allowed Class 4 Claim, provided that the principal amount of the Notes issued in respect of an Allowed General Unsecured Claim when added to the Cash received in respect of the Allowed General Unsecured Claim will not exceed the principal amount of such Allowed General Unsecured Claim. Each Note will bear interest on the unpaid principal balance thereof at the rate of 6% per annum from the Effective Date, pay quarterly installments of principal and interest commencing on June 30, 1997 based on a ten-year amortization schedule with the balance payable on the fifth anniversary of the Effective Date. The Notes will be secured by a second lien on the assets of the Reorganized Debtors that secure the Exit Financing Facility, which collateral will be administered by the Collateral Trustee.

        The principal of the Notes shall also be subject to repayment on the last day of March in each year commencing on the last day of March 1998 in an amount equal to 50% of the Debtors' Excess Cash Flow for the immediately preceding fiscal year and shall be applied to the principal balance from time to time outstanding on the Notes in the inverse order of maturity.

        The Debtors will hold in the General Unsecured Disputed Claims Reserve Cash and Notes (and any Cash issued in payment thereof) pending determination of Disputed Claims. On each Quarterly Payment Date, the Trustee for the Notes shall distribute to each holder of a Disputed Claim that has become, in whole or in part, an Allowed General Unsecured Claim such holder's Pro Rata Share of Class 4 Cash and Notes held in the General Unsecured Disputed Claims Reserve (and any Cash paid in respect of such Notes) in a principal amount of Notes not to exceed in the aggregate (together with the Cash payment) the Allowed General Unsecured Claim of such holder of an Allowed Class 4 Claim.

        On each Quarterly Payment Date, the Trustee shall distribute to Reorganized Andover the Pro Rata Share of Class 4 Cash attributable to the portion of any Disputed Claim that has been disallowed, together with Notes (and any Cash paid in respect thereof) equal to the balance of such disallowed Disputed Claim.

        In the event that on the Final Distribution Date Cash and Notes remaining in the General Unsecured Disputed Claims Reserve exceed the amount necessary to pay Allowed General Unsecured Claims in full, all Cash and Notes (and any Cash paid in respect of the Notes) will be transferred to Reorganized Andover.

        In the event that holders of more than one-half in number of Class 4 Claims and at least two-thirds in amount of Class 4 Claims voting on the Plan do not vote to accept the Plan, the Debtors will nonetheless seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code.

        5. Class 5 (Equity Interests).

        Equity Interests are unimpaired by the Plan and each holder of an Allowed Equity Interest is deemed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

        On the Effective Date, the holders of Equity Interests will be entitled to retain such interests.

                                    ARTICLE V
                    FUNDING AND IMPLEMENTATION OF THE PLAN

A. SOURCES OF CASH.

        Funds required to make Cash payments required by the Plan shall be made from Cash held by the Debtors on the Effective Date and, to the extent necessary, from funds available under the Exit Financing.

B. CORPORATE ACTIONS ON THE EFFECTIVE DATE

        On the Effective Date:

        1. The executory contracts and leases specified in Exhibit A hereto shall be assumed by the Debtors in accordance with Section 365 of the Bankruptcy Code.

        2. The Note Indenture and the related security documents shall be executed and delivered.

        3. The Exit Financing Agreement and the related security documents shall be executed and delivered.

        4. The New First National Note shall be executed and delivered.

        5. Any outstanding promissory notes and rejected executory contracts and leases shall be deemed cancelled.

                                   ARTICLE VI

                   VOTING AND DISTRIBUTIONS UNDER THE PLAN

A. VOTING OF CLAIMS.

        Each holder of Claims in an impaired Class of Claims shall be entitled to vote separately to accept or reject the Plan. For purposes of calculating the number of Allowed Claims in a Class of Claims held by holders of Allowed Claims in such Class that have voted to accept or reject the Plan under Section 1126(c) of the Bankruptcy Code.

B. DISTRIBUTIONS UNDER THE PLAN.

        1. Disbursements.

        All distributions under the Plan shall be made by the Debtors in accordance with the Plan and the Debtors shall establish and administer all reserve accounts provided for under the Plan.

        2. Distribution Date.

        Except as otherwise provided in the Plan or agreed to by a holder of an Allowed Claim, the initial distribution date shall be the Effective Date. Thereafter, distributions of Cash and Notes shall be made on the last day of March, June, September and December.

        3. Transmittal of Distributions.

        All distributions shall be deemed made upon placing such distribution in the United States mail, postage prepaid. Except as otherwise provided in the Plan, any property to be distributed on account of an Allowed Claim shall be distributed by mail as follows: (i) to the latest mailing address Filed for the party entitled thereto or to the holder of a power of attorney designated by the holder of the Allowed Claim to receive such distribution, or (ii) if no such mailing address has been so Filed, the mailing address reflected on the Schedules or in Debtors' books and records.

        4. Timing of Distributions.

        Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day.

        5. Minimum Distributions.

        No payment of Cash less than one hundred dollars shall be made to any holder of a Claim unless a request therefor is made in writing to the Debtors, or upon the final Distribution Date.

        6. Unclaimed Distributions.

        Any Cash or other distributions pursuant to the Plan, including any Notes, that are unclaimed for a period of one year after distribution thereof shall be returned to the Debtors for reallocation and distribution according to the terms of the Plan.

        7. Cash Payments.

        Cash payments made pursuant to the Plan shall be in U.S. dollars by check drawn on a domestic bank.

C. ADMINISTRATION OF RESERVE ACCOUNTS.

        1. Administrative Expense Disputed Claims Reserve.

        Distributions under the Plan shall be effected by the Debtors pursuant to the Plan to any holder of a Disputed Administrative Expense Claim when, and to the extent that, such Disputed Claim becomes an Allowed Administrative Expense Claim. Such distribution shall be made in accordance with the Plan to the holder of such Claim based upon the amount in which such Disputed Claim becomes an Allowed Administrative Expense Claim. On the Effective Date the
Debtors shall deposit Cash to be reserved on the basis of Disputed Administrative Expense Claims in the Administrative Expense Disputed Claims Reserve, including Disputed Cure Amounts (as provided below) and all Claims for undisputed fees and expenses of Professional Persons for services rendered through the Confirmation Date which have not been approved by Final Order. In the event that the validity or extent of an Administrative Expense Claim other than a Claim for unpaid fees and expenses of Professional Persons is disputed, the Debtors shall reserve the undisputed portion. The Debtors shall reserve in the Administrative Expense Disputed Claims Reserve an amount equal to all unpaid fees and expenses claimed by Professional Persons pending Final Order by the Bankruptcy Court with respect to such Claims. All Cash held in the Administrative Expense Disputed Claims Reserve (or in any other reserve account) shall be invested by the Debtors in Cash investments permitted under Section 345 of the Bankruptcy Code. To the extent that a Disputed Claim becomes an Allowed Administrative Expense Claim, the Cash (together with any interest earned thereon) reserved on behalf of such Claim in the Administrative Expense Disputed Claims Reserve shall be distributed to the holder entitled thereto. To the extent that a Disputed Administrative Expense Claim is disallowed by Final Order, the Cash (together with any interest earned thereon) reserved on behalf of such Claim in the Administrative Expense Disputed Claims Reserve shall be distributed first to holders of Allowed Administrative Expense Claims, if any, that have not been paid in full according to the terms of the Plan, and thereafter no less frequently than quarterly. Upon the resolution of all Disputed Administrative Expense Claims there shall be a final distribution of all Cash remaining in the Administrative Expense Disputed

Claims Reserve to the Debtors. To the extent that funds held in the Administrative Expense Disputed Claims Reserve are insufficient to pay all Allowed Administrative Expense Claims, the Debtors shall use funds received by them to pay such Claims before payment of any other Claims.

        2. General Unsecured Disputed Claims Reserve.

        Distributions under the Plan shall be effected by the Debtors to any holder of a Disputed Claim in Class 4 when, and to the extent that, such Disputed Claim becomes an Allowed Claim. Accordingly, the Debtors will hold in the General Unsecured Disputed Claims Reserve Cash and Notes (and any Cash issued in payment thereof) pending determination of Disputed Claims. On each Quarterly Payment Date, the Trustee for the Notes shall distribute to each holder of a Disputed Claim that has become, in whole or in part, an Allowed General Unsecured Claim such holder's Pro Rata Share of Class 4 Cash and Notes held in the General Unsecured Disputed Claims Reserve (and any Cash paid in respect of such Notes) in a principal amount of Notes not to exceed in the aggregate (together with the Cash payment) the Allowed General Unsecured Claim of such holder of an Allowed Class 4 Claim.

        On each Quarterly Payment Date, the Trustee shall distribute to Reorganized Andover the Pro Rata Share of Class 4 Cash attributable to the portion of any Disputed Claim that has been disallowed together with Notes (and any Cash paid in respect thereof) equal to the balance of such disallowed
Disputed Claim. Under the Plan, Cash held in the General Unsecured Disputed Claims Reserve shall be invested by the Debtors in investments permitted under
Section 345 of the Bankruptcy Code. In the event that on the Final Distribution Date Cash and Notes remaining in the General Unsecured Disputed Claims Reserve exceed the amount necessary to pay Allowed General Unsecured Claims in full, all Cash and Notes (and any Cash paid in respect of the Notes) will be transferred to Reorganized Andover.

        3. Other Disputed Claims Reserves.

        In the event that any Claim in a Class other than Class 4 that is to receive Cash under the Plan is Disputed, the Debtors shall establish such reserves as they deem appropriate or as the Court orders and to the extent such Claims are ultimately disallowed, funds in the Disputed Claims Reserve shall first be distributed to holders of Allowed Claims in such Class and then to Reorganized Andover.

D. RESOLUTION OF DISPUTED ADMINISTRATIVE EXPENSE CLAIMS AND DISPUTED CLAIMS.

        After the Effective Date, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the reorganized Debtors shall have the right to object to all Claims. All objections to Claims shall be filed no later than 180 days after the Effective Date, unless extended by order of the Bankruptcy Court.

E. CANCELLATION AND SURRENDER OF EXISTING SECURITIES AND AGREEMENTS.

        1. Cancellation

        On the Effective Date the promissory notes, rejected executory contracts and leases, deeds of trust, and other instruments evidencing any Claim shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under such documents or instruments shall be discharged.

        2. Surrender by Holders.

        Each holder of a promissory note, lease, deed of trust, or other instrument evidencing a Claim shall surrender such promissory note, lease, or instrument to the Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note or instrument is received by the Debtors or the unavailability of such note or instrument is established to the reasonable satisfaction of the Debtors. The Debtors may require any entity delivering an affidavit of loss and indemnity to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Debtors. Any holder that fails within one year after the date of entry of the

Confirmation Order (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Debtors, and (iii) if requested, to furnish a bond reasonably satisfactory to the Debtors shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution hereunder, provided that, any holder of a Claim that arises out of a promissory note, lease, deed of trust or other instrument which is disputed by the Debtors shall not be required to surrender such promissory note, lease, deed of trust or other instrument, or forfeit any such rights in respect thereof, until 30 days after resolution of the dispute by Final Order.

F. RELEASE OF LIENS BY CIT.

        Upon payment of any amounts outstanding under the DIP Financing Facility on the Effective Date, CIT shall release all liens under the DIP Financing Facility on the Effective Date.

                                   ARTICLE VII
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

        1. Executory Contracts.

        All executory contracts and unexpired leases, and any agreements, documents or instruments relating thereto, that exist between any of the Debtors and any Person are hereby rejected, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been entered into by any of the Debtors as debtors in possession in the ordinary course of business or pursuant to an order of the Bankruptcy Court, (iii) as to which a motion for approval of the assumption of such contract has been Filed and served 15 days prior to the hearing on confirmation of the Plan for which no objection has been timely Filed as of the Effective Date, (iv) which is set forth in Exhibit A attached hereto, provided, however, that Debtors reserve the right to amend or modify Exhibit A at any time prior to 15 days prior to the hearing on confirmation of the Plan, and the listing of any agreement in Exhibit A does not, and shall not be deemed to, constitute an admission that the agreement in question is a "true lease" for purposes of determining whether to assume such agreement or for any other reason, or (v) with respect to which the Bankruptcy Court determines in the Confirmation Order need not be assumed or rejected prior to the Effective Date.

        2. Approval of Assumption or Rejection of Leases and Contracts.

        Entry of the Confirmation Order shall constitute (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of executory contracts and unexpired leases assumed pursuant to Article VII, Section (A)(1) hereof, and (ii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Article VII, Section (A)(1) hereof.

        3. Cure of Defaults.

        On the Effective Date or as soon thereafter as is practicable, the Debtors shall cure any and all monetary defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with Section
365(b)(1) of the Bankruptcy Code, provided, however, that in the event of a dispute regarding the amount of any cure payment or any other matter pertaining to assumption, the cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following entry of a Final Order resolving the dispute and approving assumption. In the event that there is an appeal pending as to whether any contract is an "executory contract" or unexpired lease, there shall be deposited into the Disputed Administrative Expense Claims Reserve the amount believed by the Debtors to be the Cure Amount unless the Bankruptcy Court orders otherwise after notice and a hearing.

        4. Objections to Assumption or Rejection.

        To the extent any party to an executory contract or unexpired lease identified for assumption objects to a proposed assumption, all such objections shall be Filed and served within the same deadline and in the same manner established for filing objections to Confirmation. Failure to File an objection within the time period set forth above shall constitute consent to the proposed assumption.

        5. Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan.

        Claims arising out of the rejection of an executory contract or unexpired lease pursuant to the Plan, or any prior rejection for which no bar date has been set, must be Filed with the Bankruptcy Court no later than thirty
(30) days after the later of (i) notice of entry of an order approving the rejection of such contract or lease and (ii) notice of entry of the Confirmation Order. Any Claims not Filed within such time will be forever barred from assertion against the Debtors, reorganized Debtors, their estates, and their property, and each of their employees, officers, directors, agents, attorneys and financial advisors. Unless otherwise ordered by the Bankruptcy Court, all Allowed Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Class 4 Claims under the Plan.

B. COMPENSATION AND BENEFIT PROGRAMS.

        All employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, worker's compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are assumed as of the Effective Date pursuant to Section 365(a) of the Bankruptcy Code.

C. RETIREE BENEFITS.

        Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Filing Date shall be continued for the duration of the period the Debtors have obligated themselves to provide such benefits.

                                  ARTICLE VIII
                 CONFIRMATION OF PLAN AND EFFECT OF CONFIRMATION

A. RELEASE OF CERTAIN PERSONS, ETC.

        On and after the Effective Date, this Plan shall satisfy and release in full all claims against the Debtors, any officer, director, shareholder, advisor, attorney and financial advisor for the Debtors, the Creditors' Committee, the members of the Creditors' Committee (as then constituted on the Confirmation Date), any advisor, attorney and financial advisor for the Creditors' Committee, from any claim arising out of or in connection with any action or failure to act in connection with their rights and duties from the Filing Date to and including the Effective Date. On and after the Effective Date, as to every satisfied or released claim, all Persons shall be precluded from asserting against the Debtors, any officer, director, shareholder, agent, employee, advisor, attorney or financial advisor for the Debtors, the Creditors' Committee (as then constituted on the Confirmation Date), the members of the Creditors' Committee, any advisor, attorney and financial advisor for the Creditors' Committee, or their assets or properties, any further claim based on any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred on or prior to the Effective Date in connection with any released claim. Except as expressly provided in the Plan or any other document executed or to be executed in connection with the Plan, neither the Debtors, any directors, officers, agents, attorneys, representatives, financial advisors or employees for the Debtors, nor the Creditors' Committee, the members of the Creditors' Committee, any advisor, attorney (as then constituted on the Confirmation Date) and financial advisor for the Creditors' Committee, shall have any liability for actions taken or omitted to be taken under or in connection with the Plan or the Chapter 11 Cases.

The payments and distributions to be made to holders of Allowed Claims under the Plan will be in complete and full satisfaction of such Claims.

B. DISCHARGE OF THE DEBTORS.

        The rights afforded by this Plan and the treatment herein of Claims against the Debtors shall be in exchange for and in complete satisfaction, discharge and release of all Claims against the Debtors of any nature whatsoever, including any interest accrued or expenses incurred against the Debtors in respect thereof from and after the Petition Date of the Debtors and their estates, properties and interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against the Debtors will be fully satisfied, discharged and released in exchange for the consideration provided hereunder. All holders of Claims shall be enjoined and precluded from asserting against the Debtors, their successor(s), assets, properties or interests in property any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

C. INTERCOMPANY CLAIMS; MERGER OF ASSETS AND LIABILITIES.

        The Debtors shall continue to maintain their separate corporate existences for all purposes other than the treatment of Claims under the Plan. The Confirmation Order will provide that on the Effective Date: (i) all intercompany Claims by and among the Debtors will be eliminated; (ii) all assets and all proceeds thereof and all liabilities of the Debtors will be treated as though they were merged into and with the assets and liabilities of the Debtors only for purposes of distributions under the Plan; (iii) all guarantees of the Debtors of the obligations of any other Debtor will be eliminated so that any Claim against any Debtor and any guarantee thereof executed by another Debtor and any joint or several liability of the Debtors will be deemed to be one obligation of the consolidated Debtors; and (iv) each and every Claim filed in the Chapter 11 Case of any of the Debtors will be deemed filed against the consolidated Debtors, and will be deemed one Claim against and one obligation of the consolidated Debtors.

D. TERMINATION OF CREDITORS' COMMITTEE AND CREATION OF POST-EFFECTIVE DATE TRADE COMMITTEE.

        1. Dissolution of Creditors' Committee.

        On the Effective Date, the Creditors' Committee shall be deemed disbanded and the duties of the Creditors' Committee, and the retention of its counsel and other retained professionals, shall automatically terminate. The professionals retained by the Creditors' Committee shall be entitled to compensation and reimbursement of expenses for any services rendered through the Effective Date. Such compensation will be subject to Bankruptcy Court approval and the Bankruptcy Court shall retain jurisdiction to approve such fees and expenses.

        2. Creation of Post-Effective Date Trade Committee.

        From and after the Effective Date, a committee shall be formed and constituted and shall consist of three (3) members who have previously served on the Creditors' Committee (the "Post-Effective Date Trade Committee") in an official or ex officio capacity. The Post-Effective Date Trade Committee shall have the duties set forth in the exhibits hereto.

        3. Post-Effective Date Trade Committee Procedures.

        A majority of the Post-Effective Date Trade Committee shall constitute a quorum. One member of the Post-Effective Date Trade Committee shall be designated by the majority of its members as its chairperson (the
"Chairperson"). Meetings of the Post-Effective Date Trade Committee shall be called by the Chairperson upon such notice and in such manner as its Chairperson may deem advisable. The Post-Effective Date Trade Committee shall function by decisions made by a majority of its members in attendance at any meeting. The Post-Effective Date Trade Committee shall adopt by-laws which shall otherwise control its functions.

        4. Post-Effective Date Trade Committee Compensation.

        The members of the Post-Effective Date Trade Committee shall serve without compensation. Reasonable expenses of the members of the
Post-Effective Date Trade Committee shall be reimbursed and paid by the Reorganized Debtors upon submission of bills to the Reorganized Debtors or upon Final Order of the Bankruptcy Court.

        5. Retention of Professionals.

        In accordance with the terms of the Note Agreement or the exhibits hereto, the Post-Effective Date Trade Committee shall have the right to retain the services of attorneys and accountants which are necessary to assist the Post-Effective Date Trade Committee in the performance of its duties.

        6. Liability.

        Neither the Post-Effective Date Trade Committee nor any of its members, designees, counsel or accountants or any duly designated agent or representative of the Post-Effective Date Trade Committee shall be liable for the act, default or misconduct of any other member of the Post-Effective Date Trade Committee, nor shall any member be liable for anything other than such member's gross negligence, willful misconduct or fraud. None of the Post-Effective Date Trade Committee's members, designees, agents or representatives or their respective employees shall incur or be under any liability or obligation by reason of any act done or omitted to be done by any member of the Post-Effective Date Trade
Committee, designee, agent or representative. The Post-Effective Date Trade Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Post-Effective Date Trade
Committee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Post Effective Date Trade Committee, or its members and/or its designees.

E. AVOIDANCE ACTIONS.

        1. Preference Claims.

        If not asserted prior to the Effective Date, the Reorganized Debtors do not intend to assert any claims for the return of any allegedly preferential transfers under section 547 of the Bankruptcy Code.

        2. Fraudulent Transfer Claims.

        If not asserted prior to the Effective Date, the Reorganized Debtors do not intend to bring any fraudulent transfer claims.

                                   ARTICLE IX

                            EFFECTIVENESS OF THE PLAN


A. OCCURRENCE OF EFFECTIVE DATE.

        The Effective Date shall be a date selected by the Debtors (a) that is not later than the later of (i) thirty (30) days after the Confirmation Date and
(ii) the first Business Day on which no stay of the Confirmation Order is and remains in effect that is at least ten (10) days (as calculated in accordance with Bankruptcy Rule 9006(a)) following the Confirmation Date; and (b) on which each of the conditions precedent specified in Section B below have been satisfied.


B. CONDITIONS PRECEDENT.

        The  occurrence  of  the  Effective  Date  shall  be  conditioned   upon
satisfaction of each of the following conditions:

        (a) a Confirmation Order confirming the Plan (as such Plan may have been modified with the consent of Debtors) has been entered and is a Final Order and
(b) the aggregate amount of all Allowed and Disputed General Unsecured Claims does not exceed S5.5 million on the Effective Date. In the event the Effective Date does not occur on or before June 30, 1997, the Debtors may extend the deadline for the occurrence of the Effective Date, waive any conditions thereto or alter, modify or amend the Plan.

C. CONDITIONS TO CONSUMMATION.

        The following are conditions to consummation of this Plan on the Effective Date:


        (a) The Note Indenture and all related security agreements shall have been executed and delivered by each of the parties thereto.

        (b) The Exit Financing Facility and all related security agreements shall have been executed and delivered by each of the parties thereto.

        (c) CIT shall have released all liens that secure the indebtedness under the DIP Financing Facility.

                                    ARTICLE X
                            RETENTION OF JURISDICTION

        The Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom; (2) to determine any and all adversary proceedings, applications, and contested matters; (3) to hear and determine any objection to Claims; (4) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated; (5) to issue orders in aid of execution of the Plan, to the extent authorized by
Section 1142 of the Bankruptcy Code; (6) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (7) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code and all applications for compensation and reimbursement of Professional Persons retained by the Creditors' Committee; (8) to hear and determine disputes arising in connection with the interpretation, consummation, implementation, or enforcement of the Plan; (9) to recover all assets of the Debtors and property of the estate, wherever located; (10) to hear and determine matters concerning any dispute regarding state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy

Code; (11) to hear and determine matters relating to any civil proceedings which may be commenced by the Debtors relating to the Plan; (12) to hear any other matter not inconsistent with the Bankruptcy code; and (13) to enter a final decree closing the Chapter 11 Cases.

                                   ARTICLE XI
                              CONFIRMATION REQUEST

        The Debtors request Confirmation of the Plan under Section 1129(b) of the Bankruptcy Code if the holders of Allowed Claims in Classes 3 and 4 do not accept the Plan.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

A. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS.

        On and prior to the Effective Date, each of the officers of Debtors is authorized in accordance with their authority under the resolutions of the Boards of Directors of Debtors to execute, deliver, File or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to implement and effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

B. EXEMPTION FROM TRANSFER TAXES.

        Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

C. INTENTIONALLY LEFT BLANK.

D. EXCULPATION.

        Neither the Debtors, the Creditors' Committee (as then constituted on the Confirmation Date), the members of the Creditors' Committee in connection with their duties as a member of the Creditors' Committee, nor any of their respective officers, directors, employees, advisors, attorneys, financial advisors or agents, shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Debtors, the Creditors' Committee (as then constituted on the Confirmation Date) and each of their respective officers, directors, employees, advisors, attorneys, financial advisors and agents, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

E. INTENTIONALLY LEFT BLANK.

F. AMENDMENT OR MODIFICATION OF THE PLAN; SEVERABILITY.

        1. Debtors Reserve Right to Modify.

        Subject to the restrictions on plan of reorganization modifications set forth in Section 1127 of the Bankruptcy Code, the Debtors reserve the right to alter, amend or modify the Plan before its substantial consummation.

        2. Severability.

        In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

G. REVOCATION OR WITHDRAWAL OF THE PLAN.

        The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in the Debtors or any other Persons or to prejudice in any I manner the rights of the Debtors or any Person in any further proceedings involving any of the Debtors.

H. BINDING EFFECT.

        The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of Claims and Equity Interests, and their respective successors and assigns.

I. NOTICES.

        Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

        ANDOVER TOGS, INC.
        1333 Broadway
        New York, New York 10018
        Attn: William L. Cohen

        With a copy to:

        WHITMAN BREED ABBOTT & MORGAN
        200 Park Avenue
        New York, New York 10166
        Attn: Norman N. Kinel, Esq.

J. GOVERNING LAW.

        Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

K.  WITHHOLDING AND REPORTING REQUIREMENTS.

        In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

L. FILING OF ADDITIONAL DOCUMENTS.

        At least 15 days prior to the Confirmation Date the Debtors shall file the Plan Documents.

M. OFFICERS AND DIRECTORS.

        Debtors' officers and directors shall be entitled to the benefits of any insurance that insures them against the costs of defending any suit arising out of their duties as officers and directors, or otherwise.

Dated: January 30, 1997

                                            ANDOVER TOGS, INC.,
                                             a Delaware corporation


                                            By: /s/ WILLIAM L. COHEN
                                               ---------------------------------
                                               Name: William L. Cohen
                                               Title: President


                                             SPRINGDALE FASHIONS, INC.,
                                              a Delaware corporation


                                             By: /s/ WILLIAM L. COHEN
                                               ---------------------------------
                                               Name: William L. Cohen
                                               Title: President


                                             TORTONI MANUFACTURING CORP.,
                                              a Delaware corporation


                                             By: /s/ WILLIAM L. COHEN
                                               ---------------------------------
                                               Name: William L. Cohen
                                               Title: President


                                             STONEHENGE FINANCIAL CORP.,
                                              a New York corporation


                                             By: /s/ WILLIAM L. COHEN
                                               ---------------------------------
                                               Name: William L. Cohen
                                               Title: President

                                    EXHIBIT A
                       Executory Contracts To Be Assumed (1)

American Honda Finance Corporation
Pitney Bowes Credit Corporation




(1) Pursuant to Court order, the Debtors are permitted to amend this Exhibit by filing such amendment with the Court on or before March 26, 1997 or such later date as authorized by the Court.